SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 22, 2004

THE MCGRAW-HILL COMPANIES, INC.

(Exact Name of Registrant as specified in its charter)

New York	1-1023	13-1026995
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

1221 Avenue of the Americas, New York, New York 10020

(Address of Principal Executive Offices) (Zip Code)

(212) 512-2564

(Registrant’s telephone number, including area code)

Item 5.	Other Events

On July 20, 2004, the Registrant entered into a $1,200,000,000 Five-Year Credit Agreement dated as of July 20, 2004, among the Registrant, the lenders listed therein, and JP Morgan Chase Bank, as administrative agent. This Credit Agreement replaces the prior $575,000,000 364-Day Credit Agreement dated as of July 22, 2003 and the prior $625,000,000 Five-Year Credit Agreement dated as of August 15, 2000.

Item 7.	Exhibits

(10) Five-Year Credit Agreement dated as of July 20, 2004 among the Registrant, the lenders listed therein, and JP Morgan Chase Bank, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE McGRAW-HILL COMPANIES, INC.

By:	/s/ Kenneth M. Vittor
Kenneth M. Vittor
Executive Vice President and
General Counsel

Dated: July 22, 2004

INDEX TO EXHIBITS

Exhibit Number

(10) Five-Year Credit Agreement dated as of July 20, 2004 among the Registrant, the lenders listed therein, and JP Morgan Chase Bank, as administrative agent.